Exhibit 99.1

FOR IMMEDIATE RELEASE

LASALLE HOTEL PROPERTIES TO BE ACQUIRED BY BLACKSTONE

FOR $33.50 PER SHARE IN $4.8 BILLION TRANSACTION

BETHESDA, Md., May 21, 2018 — LaSalle Hotel Properties (NYSE: LHO) (“LaSalle” or the “Company”) today announced that it has entered into a definitive agreement with affiliates of Blackstone Real Estate Partners VIII, under which Blackstone, a leading global asset manager, will acquire all outstanding common shares of beneficial interest of LaSalle for $33.50 per share in an all-cash transaction valued at $4.8 billion.

The transaction, which has been unanimously approved by LaSalle’s Board of Trustees (the “Board”), represents a premium of approximately 35 percent over LaSalle’s unaffected share price of $24.84 as of March 27, 2018, the day before the public announcement of a proposal to acquire the Company in an all-stock transaction. The purchase price also represents a premium of approximately 13 percent to LaSalle’s consensus net asset value (“NAV”) of $29.64 per share per FactSet as of May 18, 2018.

“We are pleased to have reached this agreement with Blackstone, which we believe is in the best interests of our shareholders and represents the culmination of a thorough review of strategic alternatives,” said Stuart L. Scott, Chairman of the Board of LaSalle. “As part of the Board’s review, the Company and its advisors contacted 20 potential buyers, including strategic parties, brands and private equity firms. As a result, 10 potential buyers executed confidentiality agreements and received non-public information, and the Board engaged in extensive negotiations over price and terms. After careful consideration of multiple proposals received, the Board determined that this transaction represents the most compelling opportunity for LaSalle’s shareholders, delivering a significant premium with immediate and certain cash value.”

Michael D. Barnello, President and Chief Executive Officer of LaSalle said, “After a robust and competitive process, we are pleased to enter into this transaction with Blackstone, which has a proven ability to complete large transactions on agreed terms and has extensive experience in the real estate industry.”

Tyler Henritze, head of US real estate acquisitions for Blackstone, added, “We are thrilled to acquire LaSalle and have the opportunity to invest in its high-quality urban hotel portfolio.”

Completion of the transaction, which is expected to occur in the third quarter of 2018, is contingent upon customary closing conditions, including the approval of LaSalle’s shareholders. The transaction is not contingent on receipt of financing.

Pursuant to LaSalle’s previously announced dividend policy, the Company expects to pay a quarterly dividend of $0.225 per common share of beneficial interest for the quarter ending June 30, 2018.

Advisors

Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as financial advisors to LaSalle and Goodwin Procter LLP and DLA Piper LLP (US) are acting as legal counsel.

Morgan Stanley & Co. LLC and J.P. Morgan are acting as financial advisors and Eastdil Secured LLC is acting as real estate advisor to Blackstone.  Simpson Thacher & Bartlett LLP is acting as legal advisor to Blackstone.

About LaSalle Hotel Properties

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 41 properties, which are upscale, full-service hotels, totaling approximately 10,400 guest rooms in 11 markets in seven states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging groups, including Access Hotels & Resorts, Accor, Benchmark Hospitality, Davidson Hotel Company, Evolution Hospitality, HEI Hotels & Resorts, Highgate Hotels, Hilton, Hyatt Hotels

Corporation, IHG, JRK Hotel Group, Inc., Marriott International, Noble House Hotels & Resorts, Outrigger Lodging Services, Provenance Hotels, Two Roads Hospitality, and Viceroy Hotel Group.

About Blackstone Real Estate Advisors L.P.

Blackstone is a global leader in real estate investing. Blackstone’s real estate business was founded in 1991 and has approximately $120 billion in investor capital under management. Blackstone’s real estate portfolio includes hotel, office, retail, industrial and residential properties in the US, Europe, Asia and Latin America. Major holdings include Hilton Worldwide, Invitation Homes (single family homes), Logicor (pan-European logistics) and prime office buildings in the world’s major cities. Blackstone real estate also operates one of the leading real estate finance platforms, including management of the publicly traded Blackstone Mortgage Trust.

Additional Information about the Proposed Merger and Where to Find It

This communication relates to the proposed merger transaction involving the Company. In connection with the proposed merger, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that the Company may file with the SEC and send to the Company’s shareholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.lasallehotels.com, or by contacting the Company’s Investor Relations Department at (301) 941-1500.

The Company and its trustees and certain of its executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the trustees and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 20, 2018, its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on March 22, 2018 and in subsequent documents filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward-looking statements contained in this press release, including statements regarding the proposed merger transaction and the timing of such transaction, are subject to various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of the Company to differ materially from future results, performance or achievements projected or contemplated in the forward-looking statements.  Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with the Company’s ability to obtain the shareholder approval required to consummate the merger and the timing of the closing of the merger, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the merger will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement, (iii) unanticipated difficulties or expenditures relating to the transaction, the response of business partners and competitors to the announcement of the transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) increased or unanticipated competition for the Company’s properties, (vi) risks associated with the hotel industry, including competition for guests and meetings from other hotels and alternative lodging companies, increases in wages, energy costs and other operating costs, potential unionization or union disruption, actual or threatened terrorist attacks, any type of flu or disease-related pandemic and downturns in general and local economic conditions, (vii) the availability and terms of financing and capital and the general volatility of securities markets, (viii) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ix) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act of 1990, as amended, and similar laws, (x) the possible failure of the Company to maintain its qualification as a REIT and the risk of changes in laws affecting REITs, (xi) the possibility of uninsured losses, (xii) risks associated with redevelopment and repositioning projects, including delays and cost overruns, (xiii) the risk of a material failure, inadequacy, interruption or security failure of the Company’s or the hotel managers’ information technology networks and systems, and (xiv) those additional risks and factors discussed in reports filed with the SEC by the Company from time to time, including those discussed under the heading “Risk Factors” in its most recently filed reports on Form 10-K and 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors should not place undue reliance upon forward-looking statements.

LaSalle Contacts:

Kenneth G. Fuller or Max D. Leinweber

LaSalle Hotel Properties

301/941-1500

or

Scott Winter / Jonathan Salzberger

Innisfree M&A Incorporated

212/750-5833

Media:

Joele Frank, Wilkinson Brimmer Katcher

Meaghan Repko / Andrew Siegel

212/355-4449

For additional information or to receive press releases via e-mail, please visit our website at http://www.lasallehotels.com/